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                                                                     EXHIBIT 5.1


                      [GLAST, PHILLIPS & MURRAY LETTERHEAD]


                                 October 6, 1998


American HealthChoice, Inc.
1300 West Walnut Hill Lane
Suite 275
Irving, Texas 75038

         Re: Form S-3 Registration Statement relating to the registration of 95,000,000 shares of common stock, $.001 par value of American HealthChoice, Inc.

Gentlemen:

         We are acting as counsel for American HealthChoice, Inc., a New York corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-3 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 95,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock").

         In that connection, we have examined the Form S-3 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

         We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the New York Business Corporation Law.

         Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

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American HealthChoice, Inc.
October 6, 1998
Page 2


         This opinion is limited in all respects to the laws of the United States of America and the New York Business Corporation Law.

         We hereby consent to the fling of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,

                                             /s/ Glast, Phillips & Murray, P.C.

                                             GLAST, PHILLIPS & MURRAY, P.C.

MDP/jsk